                                                                    EXHIBIT 15.1



November 8, 2002


The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505,
33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179,
333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987,
333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796,
333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120,
333-62034, 333-68140, 333-73218, 333-98097 and 333-100189; and Form S-3 Nos.
333-81101 and 333-63716) of Sun Microsystems, Inc. of our report dated October 17, 2002, relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Form 10-Q for the quarter ended September 29, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.


                                        Very truly yours,

                                        /s/ Ernst & Young LLP